Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is dated as of January 12, 2006, by and among EMCORE Corporation, a New Jersey corporation (‘‘EMCORE’’), and the former stockholders of K2 Optronics, Inc., a Delaware corporation (‘‘K2’’), listed on Schedule A hereto, each of whom is herein referred to as a ‘‘Holder’’.

RECITALS

WHEREAS, EMCORE, K2 and the Holders are parties to that certain Agreement and Plan of Merger of even date herewith (the ‘‘Merger Agreement’’) pursuant to which a wholly-owned subsidiary of EMCORE will be merged with and into K2;

WHEREAS, pursuant to the terms of the Merger Agreement, and in order to induce the Holders to consummate the transactions contemplated thereby, EMCORE has agreed to grant certain registration rights to the Holders as herein set forth.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

The following terms, as used in this Agreement, have the following respective meanings:

‘‘Agreement’’ has the meaning set forth in the first paragraph of this Agreement.

‘‘Commission’’ means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

‘‘Effectiveness Period’’ means the period commencing with the date hereof and ending on the first anniversary of the date the Shelf Registration Statement referred to in Section 2.1 is declared effective by the Commission, as such period may be extended pursuant to Section 2.1(d).

‘‘EMCORE’’ has the meaning set forth in the first paragraph of this Agreement.

‘‘EMCORE Common Stock’’ means the common stock, no par value, of EMCORE.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended, or any similar successor statute and the rules and regulations thereunder.

‘‘Holder’’ means (i) the persons or entities listed on Schedule A or (ii) any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

‘‘K2’’ has the meaning set forth in the first paragraph of this Agreement.

‘‘Merger Agreement’’ has the meaning set forth in the recitals to this Agreement.

‘‘Nasdaq’’ has the meaning set forth in Section 2.7.

‘‘Person’’ means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any governmental authority or political subdivision thereof.

‘‘register,’’ ‘‘registered’’ and ‘‘registration’’ refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

‘‘Registrable Securities’’ means (i) such number of shares of EMCORE Common Stock, issuable or issued to the Holders pursuant to the Merger Agreement, set forth opposite the name of each

Holder on Schedule A hereto or (ii) any shares of EMCORE Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares of EMCORE Common Stock referenced in (i) above.

‘‘Securities Act’’ means the Securities Act of 1933, as amended, or any similar successor statute and the rules and regulations thereunder.

ARTICLE II

REGISTRATION RIGHTS

2.1    Shelf Registration.    (a)    Subject to Section 2.14 and to the right of EMCORE to delay filing a registration statement for a period of up to 30 days for the reasons set forth in clause (B) of Section 2.1(d), upon the earlier of (i) June 8, 2006 and (ii) the expiration of any lock-up period after the close of the first public offering by EMCORE prior to June 8, 2006, EMCORE shall prepare and file with the Commission a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act registering the resale of such Registrable Securities from time to time by the Holders thereof (such registration statement, the ‘‘Shelf Registration Statement’’ and such registration, the ‘‘Shelf Registration’’). The Shelf Registration Statement shall be on Form S-3. EMCORE shall use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable following the Filing Date (as defined below) and to keep the Shelf Registration continuously effective under the Securities Act until the expiration of the Effectiveness Period. The date on which the Shelf Registration Statement (or any post-effective amendment thereto required by Section 2.1(c)) is required to be filed is referred to herein as the ‘‘Filing Date’’ with respect to such Shelf Registration Statement or amendment.

(b)    If the Shelf Registration ceases to be effective for any reason as a result of the issuance of a stop order by the Commission at any time during the Effective Period, EMCORE shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(c)    EMCORE shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by EMCORE for such Shelf Registration, if required by the Securities Act or if reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement.

(d)    In the event (A) of the happening of any event of the kind described in Section 2.3(i) hereof or (B) that, in the reasonable judgment of EMCORE, it becomes advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material information that have not yet been publicly disclosed and as to which EMCORE reasonably believes public disclosure is likely to be detrimental to EMCORE, EMCORE shall deliver a certificate in writing, signed by an authorized executive officer of EMCORE, to the Holders to the effect of the foregoing and, upon such notice, EMCORE may suspend use of the Shelf Registration Statement for a period of up to sixty (60) days until a supplemented or amended prospectus is filed with the Commission, or until the Holders are advised in writing by EMCORE that the prospectus contained in the Shelf Registration Statement may be used, and the Holders have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. EMCORE will use its best efforts to ensure that the use of the prospectus may be resumed, and the use of the Shelf Registration Statement will commence, as soon as reasonably practicable and, in the case of a pending development or event referred to in this Section, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) the date upon which, in the reasonable judgment of EMCORE, public disclosure of such material corporate development or similar material event would not be reasonably likely to be detrimental to EMCORE. The Effectiveness Period shall be extended by the number of days, on a cumulative basis, that use of the Shelf Registration Statement is suspended pursuant to this Section 2.1(d).

2.2    Incidental Registration.    (a)    If, at any time after the date hereof and prior to termination of the registration rights set forth herein pursuant to Section 2.6, EMCORE proposes to register any equity securities under the Securities Act (other than pursuant to a registration statement on Form S-8 (or any successor form) relating solely to employee benefit plans or Form S-4 (or any successor form) relating to a merger or similar business combination transaction), either for EMCORE’s account or for the account of others, EMCORE shall, not less than fifteen (15) nor more than ninety (90) days prior to the proposed date of filing of a registration statement under the Securities Act, give written notice to all Holders of its intention to do so. Upon the written request of any Holder given within ten (10) days after transmittal by EMCORE of such notice, EMCORE will use its reasonable efforts to cause the Registrable Securities requested to be registered to be so registered under the Securities Act (and qualified under blue sky or similar laws). A request pursuant to this Section 2.1(a) shall state the number of Registrable Securities requested to be registered and the intended method of disposition thereof. Subject to Section 2.6, the rights granted in this Section 2.1(a) shall apply in each case where EMCORE proposes to register equity securities regardless of whether such rights may have been exercised previously.

(b)    Nothing in this Agreement shall be deemed to require EMCORE to proceed with any registration of its securities pursuant to Section 2.1 after giving the notice provided in paragraph (a) above.

2.3     Registration Procedures.    If and whenever EMCORE is required by the provisions of this Article II to use its reasonable efforts to effect the registration of any securities under the Securities Act, EMCORE will within the time periods provided herein, at its expense:

(a)    prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become and remain effective for, in the case of a Shelf Registration, the Effective Period;

(b)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and, if applicable, the end of the Effective Period;

(c)    furnish to each seller and to each duly authorized underwriter of each seller such number of authorized copies of a prospectus, including copies of a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

(d)    use its reasonable efforts to register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that EMCORE shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

(e)    before filing the registration statement or prospectus or amendments or supplements thereto or any other documents related thereto, furnish to counsel selected by the Holders of Registrable Securities included in such registration statement copies of all such documents proposed to be filed;

(f)    furnish, at the request of any Holder of Registrable Securities, (1) to the underwriters, on the date that such Holder’s of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion of the counsel representing EMCORE for the purposes of such registration addressed to such underwriters and to such Holder of Registrable Securities, in such form and content as the underwriters and such Holder of Registrable Securities may reasonably request, or (2) if such securities are not being sold through underwriters, then to the Holder of Registrable Securities, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing EMCORE for the purposes of such registration in such form and content as such Holder of Registrable Securities may reasonably request; and in the case of clauses (1) and (2) above, a letter dated such date, from the independent certified public accountants of EMCORE addressed to the underwriters, if any, and if such securities are not being sold through underwriters, then to the Holders of Registrable Securities and, if such accountants refuse to deliver such letter to such Holders of Registrable Securities, then to EMCORE, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of EMCORE included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and covering such other matters as are customarily covered in accountant’s ‘‘comfort’’ letters;

(g)    enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities;

(h)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(i)    notify the Holders included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing and, at the request of such Holders, properly prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; and

(j)    cause all Registrable Securities covered by such registration statement to be listed on each securities exchange or automated quotation system on which the EMCORE Common Stock is then listed;

2.4    Expenses.    The following expenses incurred in effecting the registrations, qualifications and compliance provided for in this Article II shall be paid by EMCORE: all registration and filing fees (including all expenses incident to filing with the Nasdaq National Market and any securities exchange), printing expenses, fees and disbursements of counsel for EMCORE, fees of EMCORE’s independent auditors and accountants, expenses of any regular or special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2.3(d) hereof. EMCORE shall not be responsible for, and the Holders of Registrable Securities shall pay all underwriters’ discounts or commissions (with respect to the shares to be sold by the Holders), and the fees and expenses of Holders’ counsel.

2.5    Marketing Restrictions.    If (i) any Holder of Registrable Securities requests registration of Registrable Securities under Section 2.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering; then

(A)    in the event of an offering for the account of EMCORE, the rights of EMCORE and the holders of Registrable Securities and other securities having the right to include such securities in such registration to participate in such offering shall be in the following order of priority:

First:    EMCORE shall be entitled to participate in accordance with the number of securities requested to be registered by EMCORE; and then

Second:    All holders of securities having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by each such holder, and

(B)    in the event of an offering for the account of holders other than EMCORE, EMCORE and all holders of securities having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by each such holder (or EMCORE).

2.6    Time Limitations; Termination of Rights.    Notwithstanding the foregoing provisions of this Article II, (a) all rights to registration shall terminate as to any particular Registrable Securities when (i) such Registrable Securities shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration or (ii) such Registrable Securities shall have been sold in compliance with Rule 144 promulgated under the Securities Act, and (b) all rights to registration under Section 2.2 shall terminate as to any particular Registrable Securities when such Registrable Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales.

2.7    Compliance with Rule 144.    At the request of any Holder who proposes to sell Registrable Securities in compliance with Rule 144 promulgated under the Securities Act, assuming that at such time the provisions of such Rule are applicable to such Holder and, in the event such Holder is or could be deemed to be an ‘‘affiliate’’ of EMCORE within the meaning of the Securities Act, and EMCORE is then required to file reports under Section 13 or 15(d) of the Exchange Act, EMCORE shall (a) forthwith furnish to such Holder a written statement as to its compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time, and (b) make such additional filings of reports with the Commission as will enable the Holder to make sales of Registrable Securities pursuant to such Rule. At all times during which this Agreement is effective, EMCORE shall file with the Commission and, if applicable, The Nasdaq Stock Market, Inc. (‘‘Nasdaq’’), in a timely manner, all reports and other documents required to be filed by EMCORE, (i) with the Commission pursuant to the Securities Act and the Exchange Act, and (ii) with Nasdaq pursuant to its rules and regulations.

2.8    Indemnification by EMCORE.    In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Article II, EMCORE hereby agrees to indemnify and hold harmless each Holder disposing of Registrable Securities, each underwriter, if any, engaged by the Holders disposing of Registrable Securities, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by EMCORE of the Securities Act relating to such registration, and will reimburse each such Holder, controlling person and participating person for any legal or other expenses reasonably incurred in connection with investigating or defending or settling any such loss, claim, damage, liability or proceeding; provided, however, that EMCORE will not be liable in any case to any such Holder, controlling Person or participating Person to the extent that any loss, claim, damage or liability results from any untrue statement or alleged untrue statement or omission or alleged omission (a) made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with information furnished or approved in writing to EMCORE by such Holder or any other person who participates as an underwriter for such Holder in the offering or sale of such securities, or (b) made in a preliminary prospectus, where the preliminary prospectus or the final prospectus contained in the registration statement shall have corrected such statement or omission prior to the time of sale, as such term is used in Rule 159 of the Securities Act.

2.9    Indemnification by Holder.    (a)    As a condition to EMCORE’s obligation under this Article II to effect any registration under the Securities Act, each Holder hereby agrees to indemnify and hold harmless EMCORE, each Person referred to in clause (1), (2) or (3) of Section 11(a) of the Securities Act in respect of the registration statement, each other Holder for whom Registrable Securities are to be registered and each other Person, if any, who controls EMCORE within the meaning of Section 15 of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Securities are to be registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with information furnished or approved, in either case, in writing to EMCORE by such Holder; provided, however, that the indemnification obligations of each such Holder shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration.

(b)    At the request of the managing underwriter in connection with any underwritten offering of EMCORE’s securities, each Holder for whom Registrable Securities are being registered shall enter into an indemnity agreement in customary form with such underwriter.

2.10    Contribution.     If the indemnification provided for in Section 2.8 or 2.9 from the indemnifying party is unavailable to an indemnified party hereunder, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided, that in no event will any Holder of Registrable Securities be required to contribute an amount in excess of the proceeds to such Holder from the sale of his or its Registrable Securities included in that offering, except in the case of willful fraud by such Holder. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

2.11    Notification of and Participation in Actions.    Promptly after receipt by an indemnified party under this Article II of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Article, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that it is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party reasonably determines in good faith that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Article for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent, which shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within thirty (30) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to Section 2.6 hereof.

2.12    Underwriting Requirements.    In the event of an underwritten offering of EMCORE’s securities, each Holder for whom Registrable Securities are being registered pursuant to Section 2.2 hereof shall, as a condition to inclusion of such Registrable Securities in such registration, execute and deliver to the underwriter(s) an underwriting agreement in customary form. The underwriter(s) shall be selected by EMCORE or such other Persons, if any, as shall have the right to the underwriter(s) pursuant to a separate contractual arrangement with EMCORE.

2.13    Market ‘‘Stand-Off’’ Agreement.    Each Holder hereby agrees that, during the period of duration specified by EMCORE and an underwriter of common stock or other securities of EMCORE, following the effective date of a registration statement of EMCORE filed under the Securities Act, if (but only if) such Holder participates in such offering of common stock or other securities of EMCORE pursuant to Section 2.2, it shall not, to the extent requested by EMCORE and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of EMCORE held by it at any time during such period except Registrable Securities included in such registration; provided, however, that such market stand-off time period shall not exceed the shorter of (i) (180) days and (ii) the shortest ‘‘lock-up’’ period applicable to any other securityholder participating in such offering.

2.14    Furnish Information.    It shall be a condition precedent to the obligations of EMCORE to take any action pursuant to Article II that the Holders requesting registration of Registrable Securities furnish to EMCORE such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as EMCORE shall reasonably request and as shall be required in connection with the action to be taken by EMCORE.

ARTICLE III

BENEFITS OF AGREEMENT

3.1    Permitted Transfers.    The registration rights granted herein may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder; provided that (a) such transferee acquires such Registrable Securities other than pursuant to a registered sale or a sale pursuant to Rule 144, and (b) such Holder gives written notice at the time of such transfer to EMCORE stating the name and address of the transferee and identifying the Registrable Securities so transferred, accompanied by duly executed instrument pursuant to which such transferee agrees to be bound by the terms and conditions of this Agreement. For avoidance of doubt, the registration rights granted herein may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder to (i) a wholly-owned subsidiary or partner, retired partner, member, retired member or stockholder of such Holder, (ii) a spouse, ancestor or descendant or (iii) a trust for the benefit of such Holder or any spouse, ancestor or descendant of such Holder.

ARTICLE IV

MISCELLANEOUS

4.1    No Inconsistent Agreements.    EMCORE will not, at any time after the date of this Agreement, enter into, and is not now a party to or otherwise bound by, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by EMCORE pursuant to this Agreement.

4.2    Notices.    Notices and other communications provided for herein shall be in writing and shall be given in the manner and with the effect provided in the Merger Agreement. Such notices and communications shall be addressed if to a Holder, to its address as shown on the transfer records of EMCORE, unless such Holder shall notify EMCORE that notices and communications should be sent to a different address (or facsimile number), in which case notices and communications shall be sent to the address (or such facsimile number) specified by such Holder.

4.3    Amendments.    The provisions of this Agreement may be amended, modified or waived only by an agreement in writing and any such waiver shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no amendment, modification or waiver of any provision of this Agreement shall be effective against a Holder of Registrable Securities unless (a) agreed to in writing by such Holder or (b) agreed to in writing by such Holder’s predecessor in interest and notation thereof is set forth on the certificate evidencing such Holder’s Registrable Securities as the case may be.

4.4    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

4.5    Covenants To Bind Successors and Assigns.    All the covenants, stipulations, promises and agreements in this Agreement made by or on behalf of EMCORE shall bind its successors and assigns, whether so expressed or not.

4.6    Severability.    In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.7    Section Headings.    The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

4.8    Expenses.    Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

4.9    Counterparts.    This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

4.10    Further Agreements.    The parties agree that they will execute any further instruments and perform any acts that may become necessary or desirable to carry out this Agreement.

IN WITNESS WHEREOF, each party hereto has caused this Registration Rights Agreement to be duly executed, all as of the day and year above written.

EMCORE CORPORATION
By:	/s/ Howard W. Brodie
Name: Howard W. Brodie
Title: Executive Vice President and Chief Legal Officer

ADVENT LIMITED acting as manager Of ADVENT PRIVATE EQUITY FUND II ‘‘A’’

By:	/s/ David Cheesman

ADVENT LIMITED acting as manager Of ADVENT PRIVATE EQUITY FUND II ‘‘B’’

By:	/s/ David Cheesman

ADVENT LIMITED acting as manager Of ADVENT PRIVATE EQUITY FUND II ‘‘C’’

By:	/s/ David Cheesman

ADVENT LIMITED acting as manager Of ADVENT PRIVATE EQUITY FUND II ‘‘D’’

By:	/s/ David Cheesman

ALLOY PARTNERS 2000, L.P.
ALLOY VENTURES 2000, L.P.
ALLOY CORPORATE 2000, L.P.
ALLOY INVESTORS 2000, L.P.

By: ALLOY VENTURES 2000, LLC
Its: General Partner

By:	/s/ Tony Di Bona
Managing Member of Alloy Ventures 2000, LLC

AMA98 PARTNERS, L.P.
AMA98 VENTURES, L.P.
AMA98 CORPORATE, L.P.
AMA98 INVESTORS, L.P.

By: ALLOY VENTURES 1998, LLC
Its: General Partner

By:	/s/ Tony Di Bona
Managing Member of Alloy Ventures 1998, LLC

ALLOY ANNEX I, L.P.

By: ALLOY ANNEX I, LLC
Its: General Partner

By:	/s/ Tony Di Bona
Managing Member of Alloy Annex I, LLC

ANDREI MANOLIU
/s/ Andrei Manoliu

ANVEST, L.P.

By:	/s/ David L. Anderson

Bessemer Venture Investors II L.P.
Bessemer Venture Partners V L.P.
Bessec Ventures V L.P.
BVE 2001 LLC
BVE 2001 (Q) LLC

BY: DEER V & CO. LLC, GENERAL PARTNER/MANAGING MEMBER

By:	/s/ J. Edmund Colloton

BOB CORONA
/s/ Bob Corona

BOOKMAN FAMILY LIMITED PARTNERSHIP

By:	/s/ Marc Bookman

BRAD JEFFRIES
/s/ Brad Jeffries

CATHERINE LEGO
/s/ Catherine Lego

CHRISTOPHER L. KAUFMAN TRUST SP DATED 4/12/88

By:	/s/ Christopher L. Kaufman

DAN RUBIN
/s/ Dan Rubin

DAVID L. ANDERSON, TRUSTEE, THE ANDERSON LIVING TRUST, U/A/D 1/22/98

By:	/s/ David L. Anderson

DEREK OPPEN
/s/ Derek Oppen

DICK PANTEL
/s/ Dick Pantell

FIELDHELM LIMITED

By:	/s/ David Altschuler

G. LEONARD BAKER, JR. TRUSTEE OF THE BAKER REVOCABLE TRUST, 02/03/03

By:	/s/ G. Leonard Baker, Jr.

GLEN YONEKURA
/s/ Glen Yonekura

GREGORY P. AND SARAH J.D. SANDS, TRUSTEES, THE GREGORY P. AND SARAH J.D. SANDS TRUST AGREEMENT DATED 2/24/99

By:	/s/ Gregory P. Sands

HARINDER AND RAVINA KOHLI FAMILY TRUST

By:	/s/ Harinder Kohli

HARMEET DHILLON
/s/ Harmeet Dhillon

HARRY STYLLI
/s/ Harry Stylli

INDER SINGH
/s/ Inder Singh

J. LOPEZ
/s/ John Lopez

JAFCO America Technology Fund III, LP
JAFCO America Technology Cayman Fund III LP
JAFCO USIT Fund III, LP
JAFCO America Technology Affiliates Fund III, LP

By JAV Management Associates III, L.L.C. its General Partner

By:	/s/ Barry J. Schiffman
Executive Managing Director

JAMES C. GAITHER
/s/ James C. Gaither

JAMES N. WHITE AND PATRICIA A. O'BRIEN AS TRUSTEES OF THE WHITE FAMILY TRUST DATED 4/3/97

By:	/s/ James N. White

JOHN TEEGEN
/s/ John Teegen

KIRK FREEMAN
/s/ Kirk Freeman

VP COMPANY INVESTMENTS 2004, LLC

By:	/s/ Grant Johnson

LAWRENCE EBRINGER
/s/ Lawrence Ebringer

LEIGHTON READ
/s/ Leighton Read

MARK CURTIS
/s/ Mark Curtis

NARINDER KAPANY
/s/ Narinder Kapany

PETER LOUKIANOFF
/s/ Peter Loukianoff

RAJ KAPANY
/s/ Raj Kapany

ROBERT C. WILSON REVOCABLE TRUST, DATED SEPTEMBER 26, 1996, ROBERT C. WILSON, TRUSTEE

By:	/s/ Robert C. Wilson

SAUNDERS HOLDINGS, L.P.

By:	/s/ G. Leonard Baker, Jr.

SUTTER HILL ENTREPRENEURS FUND (AI), L.P.

By:	/s/ Tench Coxe

SUTTER HILL ENTREPRENEURS FUND (QP), L.P.

By:	/s/ Tench Coxe

SUTTER HILL VENTURES A California Limited Partnership

By:	/s/ Tench Coxe

TENCH COXE, TRUSTEE, THE COXE/OTUS REVOCABLE TRUST (4/23/98)

By:	/s/ Tench Coxe

TENCH COXE, TRUSTEE, THE TAMERLANE CHARITABLE REMAINDER UNITRUST

By:	/s/ Tench Coxe

THE PHOTONICS FUND, L.P.

By:	/s/ Catherine Lego

LYNNE M. BROWN
/s/ Lynne M. Brown

PATRICIA TOM
/s/ Patricia Tom

WELLS FARGO BANK, N.A., FBO SHV P/S FBO ROBERT YIN

By:	/s/ Vicki M. Bandel

WELLS FARGO BANK, N.A., FBO SHV P/S FBO MICHELE Y. PHUA

By:	/s/ Vicki M. Bandel

WELLS FARGO BANK, N.A., FBO SHV P/S FBO SHERRYL W. HOSSACK

By:	/s/ Vicki M. Bandel

INTEL CAPITAL CORPORATION

By:	/s/ Chris Shen

JDS UNIPHASE CORPORATION

By:	/s/ Chris Dewees

JEFFREY W. BIRD AND CHRISTINA R. BIRD AS TRUSTEES OF JEFFREY W. AND CHRISTINA R. BIRD TRUST AGREEMENT DATED 10/31/00

By:	/s/ Jeffrey W. Bird

RONALD DANIEL BERNAL AND PAMELA MAYER BERNAL AS TRUSTEES OF BERNAL FAMILY TRUST U/D/T 11/3/1995

By:	/s/ Ronald D. Bernal

DAVID E. SWEET AND ROBIN T. SWEET AS TRUSTEES OF THE DAVID AND ROBIN SWEET LIVING TRUST DATED 7/6/04

By:	/s/ David E. Sweet

JOHN C. MAJOR FAMILY 2000 TRUST

By:	/s/ John C. Major

WILLIAM H. YOUNGER, JR. TRUSTEE, THE YOUNGER LIVING TRUST, U/A/D 1/20/95

By:	/s/ William H. Younger, Jr.

Schedule A

Advent Private Equity Fund II 'A'

Advent Private Equity Fund II 'B'

Advent Private Equity Fund II 'C'

Advent Private Equity Fund II 'D'

Alloy Corporate 2000, L.P.

Alloy Investors 2000, L.P.

Alloy Partners 2000, L.P.

Alloy Ventures 2000, L.P.

AMA98 Corporate, L.P.

AMA98 Investors, L.P.

AMA98 Partners, L.P.

AMA98 Ventures, L.P.

Alloy Annex I, LP

Anvest, L.P.

G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of the Baker Revocable Trust, U/A/D 2/3/03

Bessec Ventures V, L.P.

Bessemer Venture Partners V, L.P.

Bessemer Ventures Investors II, L.P.

Bookman Family Limited Partnership

BVE 2001 (Q) LLC

BVE 2001 LLC

Christopher L. Kaufman Trust SP Dated 4/12/88

Bob Corona

Mark Curtis

David L. Anderson, Trustee, The Anderson Living Trust, U/A/D 1/22/98

Harmeet Dhillon

Lawrence Ebringer

Fieldhelm Limited

Kirk Freeman

James C. Gaither

Gregory P. and Sarah J.D. Sands, Trustees, The Gregory P. And Sarah J.D. Sands Trust Agreement Dated 2/24/99

James N. White and Patricia A. O'Brien as trustees of the White Family Trust, U/A/D 4/3/97

Brad Jeffries

Raj Kapany

VP Company Investments 2004, LLC

Catherine Lego

John Lopez

Peter Loukianoff

Andrei Manoliu

Derek Oppen

Richard Pantell

Dan Rubin

Saunders Holdings, L.P.

Robert C. Wilson Revocable Trust, dated Sept. 26, 1996, Robert C. Wilson, Trustee

Harry Stylli

Sutter Hill Entrepreneurs Fund (AI) L.P.

Sutter Hill Entrepreneurs Fund (QP), L.P.

Sutter Hill Ventures, a California Limited Partnership

Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe/Otus Revocable Trust (4/23/98)

Tench Coxe, Trustee, The Tamerlane Charitable Remainder Unitrust

The Photonics Fund, L.P.

Lynne M. Brown

Wells Fargo Bank, N.A. FBO SHV P/S FBO Michele Y. Phua

Patricia Tom

Wells Fargo Bank, N.A. FBO SHV P/S FBO Sherryl W. Hossack

William H. Younger, Jr. Trustee, The Younger Living Trust, U/A/D 1/20/95

Jeffrey W Bird and Christina R. Bird as Trustees of Jeffrey W. and Christna R. Bird Trust Agreement Dated 10/31/00

Ronald Daniel Bernal and Pamela Mayer Bernal as Trustees of Bernal Family Trust U/D/T 11/3/1995

David E. Sweet and Robin T. Sweet as Trustees of The David and Robin Sweet Living Trust Dated 7/6/04

Wells Fargo Bank, N.A. FBO SHV P/S FBO Robert Yin

John C. Major Family 2000 Trust

Leighton Read

Inder Singh

JAFCO America Technology Affiliates Fund III, L.P.

JAFCO America Technology Cayman Fund III

JAFCO America Technology Fund III

JAFCO USIT Fund III

Intel Capital Corporation

Harinder and Ravina Kohli Family Trust

JDS Uniphase Corporation

Narinder Kapany

John Teegen

Glen Yonekura